                                                                  EXHIBIT 10.32













                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          HARLINGEN MEDICAL CENTER, LP
                      A NORTH CAROLINA LIMITED PARTNERSHIP

                                TABLE OF CONTENTS
                                     TO THE
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          HARLINGEN MEDICAL CENTER, LP
                      A North Carolina Limited Partnership


ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II  FORMATION AND AGREEMENT OF LIMITED PARTNERSHIP........................................................2
         SECTION 2.1 Partnership Formation; Effective Date........................................................2
         SECTION 2.2 Name of Partnership..........................................................................2
         SECTION 2.3 Purposes and Investment Objectives...........................................................2
         SECTION 2.4 Registered Agent and Office; Principal Place of Business.....................................3
         SECTION 2.5 Commencement and Term........................................................................3

ARTICLE III  PARTNERS AND CAPITAL CONTRIBUTIONS...................................................................4
         SECTION 3.1 Initial Capital Contributions of Partners....................................................4
         SECTION 3.2 Liability of Partners - For Capital..........................................................4
         SECTION 3.3 Maintenance of Capital Accounts; Withdrawals of Capital;
         Withdrawals from the Partnership.........................................................................4
         SECTION 3.4 Interest on Capital Contributions or Capital Accounts........................................4
         SECTION 3.5 Additional Funding...........................................................................4
         SECTION 3.6 Enforcement of Commitments...................................................................6

ARTICLE IV  NAMES AND ADDRESSES OF PARTNERS.......................................................................7

ARTICLE V  MANAGEMENT OF THE PARTNERSHIP..........................................................................7
         SECTION 5.1 General Authority and Powers of the General Partner..........................................7
         SECTION 5.2 Restrictions on Authority of the General Partner............................................10
         SECTION 5.3 Duties of the General Partner...............................................................11
         SECTION 5.4 Delegation by the General Partner...........................................................12
         SECTION 5.5 Right to Rely Upon the Authority of the General Partner.....................................12
         SECTION 5.6 Partnership Expenses........................................................................13
         SECTION 5.7 No Management by Limited Partners...........................................................15
         SECTION 5.8 Consent by Limited Partners to Exercise of Certain Rights
         and Powers by the General Partner.......................................................................15
         SECTION 5.9 Other Business of Partners..................................................................15
         SECTION 5.10 General Partner's Standard of Care.........................................................17
         SECTION 5.11 Limitation of Liability....................................................................17
         SECTION 5.12 Indemnification of the General Partner.....................................................18
         SECTION 5.13 Election and Replacement of Investor Representatives.......................................18
         SECTION 5.14 Role of and Decisions by Investor Representatives..........................................18
         SECTION 5.15 Purchase of Goods and Services from the General Partner....................................18
         SECTION 5.16 Decisions by the General Partner...........................................................19

ARTICLE VI  DISTRIBUTIONS AND ALLOCATIONS........................................................................20
         SECTION 6.1 Distributions of Cash Flow from Operations and Cash from Sales or Refinancing...............................................................................20
         SECTION 6.2 Profits.....................................................................................20
         SECTION 6.3 Losses......................................................................................19
         SECTION 6.4 Code Section 704(c) Tax Allocations.........................................................20
         SECTION 6.5 Miscellaneous...............................................................................21

ARTICLE VII  DISSOLUTION, WINDING UP AND LIQUIDATING
DISTRIBUTIONS....................................................................................................22
         SECTION 7.1 No Termination by Certain Acts of Partner...................................................22
         SECTION 7.2 Dissolution.................................................................................22
         SECTION 7.3 Dissolution and Final Liquidation...........................................................22
         SECTION 7.4 Termination.................................................................................24
         SECTION 7.5 Payment in Cash.............................................................................24
         SECTION 7.6 Goodwill and Trade Name.....................................................................24
         SECTION 7.7 Termination of Noncompetition Covenants.....................................................24

ARTICLE VIII  REMOVAL OR WITHDRAWAL OF GENERAL PARTNER
AND PARTNERS AND TRANSFER OF PARTNERS' PARTNERSHIP
AND/OR ECONOMIC INTERESTS........................................................................................25
         SECTION 8.1 General Partner - Transfers.................................................................25
         SECTION 8.2 Partners' Right to Continue When Partnership has no General Partner.........................25
         SECTION 8.3 Relationship with Substitute General Partner................................................26
         SECTION 8.4 Investor Limited Partners - Restriction on Transfer.........................................26
         SECTION 8.5 Condition Precedent to Transfer of Economic Interest
         and/or Partnership Interest.............................................................................27
         SECTION 8.6 Substitute Partner - Conditions to Fulfill..................................................27
         SECTION 8.7 Allocations Between Transferor and Transferee...............................................28
         SECTION 8.8 Rights, Liabilities of, and Restrictions on Assignee........................................28
         SECTION 8.9 Death of a Partner..........................................................................29
         SECTION 8.10 Repurchase of Interests in Certain Event...................................................29
         SECTION 8.11 Permissible Transfers by Limited Partners..................................................30
         SECTION 8.12 Exchange of Partnership Interest...........................................................30

ARTICLE IX  RECORDS, ACCOUNTINGS AND REPORTS.....................................................................31
         SECTION 9.1 Books of Account............................................................................31
         SECTION 9.2 Access to Records...........................................................................31
         SECTION 9.3 Bank Accounts and Investment of Funds.......................................................31
         SECTION 9.4 Fiscal Year.................................................................................31
         SECTION 9.5 Accounting Reports..........................................................................32
         SECTION 9.6 Tax Returns.................................................................................32

ARTICLE X  MEETINGS AND VOTING RIGHTS OF PARTNERS................................................................33
         SECTION 10.1 Meetings...................................................................................33
         SECTION 10.2 Voting Rights of Partners..................................................................33

ARTICLE XI  AMENDMENTS...........................................................................................34
         SECTION 11.1 Authority to Amend by General Partner......................................................34
         SECTION 11.2 Restrictions on General Partner's Amendments:
         Amendments by Limited Partners..........................................................................35
         SECTION 11.3 Amendments to Certificate..................................................................35

ARTICLE XII  MISCELLANEOUS.......................................................................................35
         SECTION 12.1 Revocable Limited Power of Attorney........................................................35
         SECTION 12.2 Waiver of Provisions.......................................................................36
         SECTION 12.3 Interpretation and Construction............................................................36
         SECTION 12.4 Governing Law..............................................................................36
         SECTION 12.5 Partial Invalidity.........................................................................36
         SECTION 12.6 Binding on Successors......................................................................36
         SECTION 12.7 Notices and Delivery.......................................................................36
         SECTION 12.8 Counterpart Execution; Facsimile Execution.................................................37
         SECTION 12.9 Statutory Provisions.......................................................................37
         SECTION 12.10 Waiver of Partition.......................................................................37
         SECTION 12.11 Change In Law.............................................................................37
         SECTION 12.12 Investment Representations of the Partners................................................38
         SECTION 12.13 Authorization and Release of Investor Representatives.....................................39
         SECTION 12.14 Referrals to Hospital and Ownership of Shares of
         Common Stock of MedCath Holdings, Inc. and/or MedCath Incorporated......................................39
         SECTION 12.15 Acknowledgments Regarding Legal Representation............................................40
         SECTION 12.16 Exhibits..................................................................................40

                       LIMITED PARTNERSHIP AGREEMENT
                                       OF
                          HARLINGEN MEDICAL CENTER, LP
                      A North Carolina Limited Partnership


         THESE SECURITIES ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND THE TEXAS SECURITIES ACT IN RELIANCE UPON THE REPRESENTATION OF EACH PURCHASER OF THE SECURITIES THAT THE SAME ARE BEING ACQUIRED FOR INVESTMENT PURPOSES. THESE SECURITIES MAY ACCORDINGLY NOT BE RESOLD OR OTHERWISE TRANSFERRED OR CONVEYED IN THE ABSENCE OF REGISTRATION OF THE SAME PURSUANT TO THE APPLICABLE SECURITIES LAWS UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP IS FIRST OBTAINED THAT SUCH REGISTRATION IS NOT THEN NECESSARY. ANY TRANSFER CONTRARY HERETO SHALL BE VOID.

         THIS LIMITED PARTNERSHIP AGREEMENT (the "Agreement") of Harlingen Medical Center, LP (the "Partnership"), a North Carolina Limited Partnership is made and entered into by and among Persons whose names addresses and taxpayer identification number are listed on the Information Exhibit.


                                    RECITALS

         A. The Partnership has been formed to develop, own and operate a general acute care hospital which hospital shall be located in or near Harlingen, Texas and shall provide medical care and surgery services which the General Partner and the Investor Representatives may agree upon;

         B. It is intended that the hospital will be a low-cost, high quality provider of medical services within the Harlingen, Texas area in a manner which is consistent with the national health care policy of lowering the costs of health care;

         C. The Capital Contributions and involvement of the Limited Partners are necessary to enable the Partnership to achieve its objectives.


                                    ARTICLE I

                                   DEFINITIONS

         Unless otherwise indicated, capitalized words and phrases in this Limited Partnership Agreement shall have the meanings set forth in the attached Glossary of Terms.

                                   ARTICLE II

                 FORMATION AND AGREEMENT OF LIMITED PARTNERSHIP

         SECTION 2.1       PARTNERSHIP FORMATION; EFFECTIVE DATE.

         The Partnership was formed upon the filing of the Certificate of Limited Partnership with the Secretary of State of North Carolina in accordance with the provisions of the Act. Upon the effectiveness of this Agreement, the Persons listed on the attached Information Exhibit shall be admitted to the Partnership as Partners and the Persons who executed the Certificate shall be withdrawn as Partners (unless they are listed on the Information Exhibit), all without the necessity of any further act or instrument and without causing the dissolution of the Partnership. The General Partner shall execute or cause to be executed all other such certificates or documents, and shall do or cause to be done all such filing, recording, or other acts, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and/or operation of a limited partnership in the State of North Carolina, and other documents to reflect the admission of additional Partners to the Partnership. Any costs incurred by the General Partner in connection with the foregoing shall be reimbursed promptly upon the completion of such action. The Agreement shall be effective as of the date the Partnership was formed.

         SECTION 2.2       NAME OF PARTNERSHIP.

         The name of the Partnership is Harlingen Medical Center, LP.

         SECTION 2.3       PURPOSES AND INVESTMENT OBJECTIVES.

         The principal purposes of the Partnership are as follows:

                  (a) To develop, own and operate the Hospital which would include, but not be limited to, the following:

                           (i)      Services and facilities to meet all
                  requirements of the State of Texas, Medicare, JCAHO and other credentialling or licensing bodies or agencies in order to have the Hospital licensed as a general acute care hospital and to perform medical and surgical services and to be eligible to obtain appropriate reimbursements therefore;

                           (ii) Approximately 175,000 square feet in a building to be constructed in accordance with plans and specifications approved by the Partnership;

                           (iii) Approximately 110 to 120 medical/surgical beds;

                           (iv) Surgical suites, at least one of which is suitable for cardiovascular surgery;

                           (v)      One cardiac catheterization laboratory;

                           (vi)     All appropriate support services and
                  systems; and

                           (vii) Appropriate Equipment and services with respect to the facilities described above and as otherwise reasonably necessary or appropriate.

                  The above size, number and scope of facilities of the Hospital and types of medical services to be provided at the hospital are only preliminary in nature. The General Partner in consultation with the Investor Representatives is authorized to finally make all determinations with respect thereto.

                  (b) To lease or acquire the real property, and if appropriate to construct a suitable building, in which the Hospital shall be located;

                  (c) Any other purpose reasonably related to (a) and (b) above.

         SECTION 2.4       REGISTERED AGENT AND OFFICE; PRINCIPAL PLACE OF
                           BUSINESS.

         The registered agent and office of the Partnership shall be as indicated in the Certificate of Limited Partnership, as amended from time to time. The principal place of business of the Partnership shall be at such location in Harlingen, Texas as selected by the General Partner from time to time. The General Partner shall promptly notify the Partners of any changes in the Partnership's registered agent, registered office, or principal place of business.


         SECTION 2.5       COMMENCEMENT AND TERM.

         The Partnership commenced on the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of North Carolina, as required by Section 2.1 hereof, and shall continue until December 31, 2060, unless sooner terminated or dissolved as provided herein; provided, however, that the termination date may be extended for up to an additional forty (40) years in five (5) year increments upon the election of the General Partner. In the event the General Partner does not elect to extend the term hereof, the Investor Representatives may instead elect to extend the term hereof, subject to the General Partner's consent which shall not be unreasonably withheld or delayed.

                                   ARTICLE III

                       PARTNERS AND CAPITAL CONTRIBUTIONS

         SECTION 3.1       INITIAL CAPITAL CONTRIBUTIONS OF PARTNERS.

                  (a) The initial Capital Contributions of the Partners shall equal the greater of:

                           (i)      $8,000,000.00; or

                           (ii)     10% of Project Costs.

                  (b) Such initial Capital Contribution shall be made as follows:

                           (i) HHM shall own a 1% General Partnership Interest in the Partnership and shall contribute to the Partnership for its General Partnership Interest at least 1% of the aggregate amount of such initial Capital Contributions.

                           (ii) HPHI shall own a 50% Limited Partnership Interest in the Partnership and shall contribute to the Partnership for its Limited Partnership Interest at least 50% of the aggregate amount of such initial Capital Contributions.

                           (iii) The Investor Limited Partners shall own in the aggregate up to a 49% Limited Partnership Interest and shall contribute to the Partnership for their Limited Partnership Interest an amount equal in the aggregate to at least 49% of such initial Capital Contributions. The Limited Partnership Interests of the Limited Partners shall be owned as finally shown on the Information Exhibit attached hereto.

                  (c) As of the date that each Limited Partner subscribes for a Partnership Interest, such Limited Partner shall make an initial Capital Contribution to the Partnership assuming that total initial Capital Contributions equal $8,000,000.00. Once the General Partner finally determines the amount of Project Costs, if 10% of such Project Costs exceeds $8,000,000.00, then the General Partner shall provide written notice to all Partners thereof and shall inform all Partners of any additional Capital Contribution which they are required to make to the Partnership. Upon such written request, all Limited Partners shall make such additional Capital Contributions to the Partnership no later than 15 days after the date of such written notice from the General Partner.

                  (d) The Partners may be liable to the Partnership for amounts distributed to them as a return of capital as provided by the Act. Partners shall not be required to contribute any additional capital to the Partnership except as provided in Section 3.5.

         SECTION 3.2       LIABILITY OF PARTNERS - FOR CAPITAL.

         The liability of each Partner for capital shall be limited to the amount of its agreed Capital Contribution as a Partner as provided in Section
3.1 and Section 3.5, except that the Partners may be liable to the Partnership for amounts distributed to them as a return of capital as provided by the Act. The Partners shall not be required to contribute any additional capital to the Partnership except as provided in Section 3.5.

         SECTION 3.3 MAINTENANCE OF CAPITAL ACCOUNTS; WITHDRAWALS OF CAPITAL; WITHDRAWALS FROM THE PARTNERSHIP.

         An individual Capital Account shall be maintained for each Partner in accordance with requirements of the Code and the Regulations promulgated thereunder. No Partner shall be entitled to withdraw or to make demand for withdrawal of any part of its Capital Account or to receive any distribution except as provided herein. Except as otherwise provided in this Agreement, each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. No Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

         Except as otherwise provided herein, a Partner may not withdraw from the Partnership without the written consent of the General Partner and the Majority Vote of the Investor Limited Partners and in no case shall a Partner have the right to have its Interest redeemed by the Partnership unless approved by the General Partner and by the Majority Vote of the Investor Limited Partners.

         SECTION 3.4       INTEREST ON CAPITAL CONTRIBUTIONS OR CAPITAL
                           ACCOUNTS.

         No interest shall be paid to any Partner based solely on its Capital Contributions or Capital Account. The preceding sentence shall not prevent the Partnership from earning interest on its bank accounts and investments and distributing such earnings to the Partner in accordance with Articles VI and VII.

         SECTION 3.5       ADDITIONAL FUNDING.

         If from time to time, the General Partner reasonably determines that funds in addition to that contemplated by Sections 3.1 and 3.2 are necessary or appropriate for the development or operation of the Hospital, then:

                  (a) First, on terms and conditions reasonably acceptable to the General Partner and the Investor Representatives, the General Partner or one of its Affiliates shall loan the Partnership up to Eight Million Dollars ($8,000,000) at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Partnership's assets. Interest shall be paid monthly in arrears and principal shall be repaid according to a schedule to be agreed upon by the Investor Representatives and the General Partner or its Affiliate. The parties acknowledge that the Partnership intends to seek construction, mortgage and equipment financing from third party lenders and lessors and that the loans set forth in this subsection (a) are not intended to be used for such purposes, provided that the General Partner, in its discretion, may loan such funds for such purposes on an interim basis while permanent financing is being completed;

                  (b) Second, the General Partner thereafter shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to the General Partner. All loans obtained hereunder shall be subject to the approval of the Investor Representatives, which approval shall not be unreasonably withheld or delayed;

                  (c) Third, if loans as provided in (a) and (b) above are not available, the General Partner may through written notice require that the Partners contribute additional capital to the Partnership pro rata according to their respective Partnership Interests, provided however, a Partner's maximum obligation for such additional Capital Contributions shall be limited to an additional amount equal to the Partner's initial Capital Contribution pursuant to Section 3.1;

                  (d) Fourth, if additional funds are thereafter needed by the Partnership, the General Partner shall request additional Capital Contributions from the Partners and each Partner may elect whether or not to contribute its pro rata portion of such additional capital requirements as optional Capital Contributions. The other Partners may elect to contribute optional Capital Contributions not contributed by any Partner hereunder. Thereafter, the General Partner shall reasonably adjust the percentage Membership Interest of each Partner (based on the aggregate of all Capital Contributions made by all of the Members in accordance with this Agreement) in the event any Partner elected not to make optional Capital Contributions pursuant to this Section 3.5(d);

                  (e) Fifth, if additional funds are thereafter needed by the Partnership, the General Partner or one of its Affiliates may, but shall not be required to, loan up to Four Million Dollars ($4,000,000) to the Partnership at the Prime Rate plus one percent (1%) per annum which loan shall be secured by the Partnership's assets. Interest shall be paid monthly in arrears and principal shall be repaid according to a schedule to be agreed upon by the Investor Representatives and the General Partner or its Affiliate; and

                  (f)      Sixth, if funds are not available in accordance with
         (a) through (e) above, then the General Partner may elect to dissolve the Partnership.

         SECTION 3.6       ENFORCEMENT OF COMMITMENTS.

         In the event any Partners (a "Delinquent Partner") fails to make a mandatory Capital Contribution as provided in Section 3.1 or Section 3.5 or an optional Capital Contribution as agreed to by the Partner under Section 3.5 (the "Commitment"), the General Partner shall give the Delinquent Partner a Notice of the failure to meet the Commitment. If the Delinquent Partner fails to perform the Commitment (including any costs associated with the failure to meet the Commitment and interest on such obligation at the Default Interest Rate) within ten (10) business days of the giving of Notice, the General Partner may take such action, including but not limited to enforcing the Commitment in the court of appropriate jurisdiction in the state in which the principal office of the Partnership is located or the state of the Delinquent Partner's address as then reflected in the Agreement. Each Partner expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The other Partner's may elect to contribute additional amounts equal to any amount of the Commitment not contributed by such Delinquent Partner. The contributing Partner shall be entitled at its election to treat the amounts contributed pursuant to this Section either as a Capital Contribution or as a loan from the contributing Partner bearing interest at the Default Rate secured by the Delinquent Partner's Interest in the Partnership. If the contributing Partner elects to contribute such amount as a Capital Contribution, the percentage Partnership Interests of the Partners shall be adjusted proportionately. Until the contributing Partner is fully repaid for such loan made as a result of the default by the Delinquent Partner and only if the contributing Partner agrees to accept repayment of such amount, the contributing Partner shall be entitled to all distributions to which the Delinquent Partner would have been entitled had such Commitment been fulfilled thereby. Notwithstanding the foregoing, no Commitment or other obligation to make an additional Capital Contribution may be enforced by a creditor of the Partnership unless the Partner expressly consents to such enforcement or to the assignment of the obligation to such creditor.


                                   ARTICLE IV

                         NAMES AND ADDRESSES OF PARTNERS

         The names and addresses of the Partners are as indicated on the Information Exhibit, attached hereto and as amended from time to time.


                                    ARTICLE V

                          MANAGEMENT OF THE PARTNERSHIP

         SECTION 5.1       GENERAL AUTHORITY AND POWERS OF THE GENERAL PARTNER.

         Except as set forth in those provisions of this Agreement that specifically require the vote, consent, approval or ratification of the Partners, the General Partner shall have complete authority and exclusive control over the management of the business and affairs of the Partnership. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all Material Agreements and Material Decisions with respect to the business and affairs of the Partnership shall be approved or made by the General Partner with the consent of the Investor Representatives in accordance with Section 5.16 hereof which in all cases shall not be unreasonably withheld or delayed. No Limited Partner has the actual or apparent authority to cause the Partnership to become bound in any contract, agreement or obligation, and no Limited Partner shall take any action purporting to be on behalf of the Partnership. The General Partner shall not cause the Partnership to become bound to any contract, agreement or obligation, and the General Partner shall not take any other action on behalf of the Partnership, unless such matter has received the vote, consent, approval or ratification if, and as, required pursuant to this Agreement with respect to such matter or except as provided below with respect to the authority and actions of the General Partner.

         The day-to-day management of the business and affairs of the Partnership shall be the responsibility of the General Partner, provided, however, decisions relating to medical and clinical practice at the Hospital shall be made exclusively by the qualified medical personnel of the Hospital. Subject in all cases to the foregoing, the General Partner shall have the right and the power, if, as, and when it, from time to time, deems necessary or appropriate on behalf of the Partnership, subject only to the terms and conditions of this Agreement:

                  (a) To negotiate and execute on behalf of the Partnership all documents, instruments and agreements reasonably necessary or appropriate to lease, acquire and/or construct the Hospital and/or the real property on which the Hospital is or will be located, and to borrow funds to finance such lease, acquisition and/or construction (it being acknowledged that the Hospital may be an existing building or may be a newly constructed building);

                  (b) To prepare a budget for the development of the Hospital and thereafter, annual operating budgets;

                  (c) To acquire the Equipment and enter into loans or other financing arrangements therefor;

                  (d) To handle the negotiation and execution of all such other agreements regarding the purchase of goods or services for the Hospital;

                  (e) To establish procedures for quality assurance, peer review and granting privileges to physicians with other specialties at the Hospital, subject to the terms of the Hospital and medical staff bylaws adopted for the Hospital;

                  (f) To expend all or portions of the Partnership's capital and income in furtherance of or relating to the Partnership's business and purposes, including, but not limited to, payment of all ongoing operational expenses, payment of commissions, organization expenses, professional fees, rental fees, and management fees, and to invest in short-term debt obligations (including, but not limited to, obligations of federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, or savings banks or savings and loan associations) such of the Partnership's funds as are temporarily not required for the development or operation of the Partnership and the payment of Partnership obligations; provided, that the General Partner shall establish cash management guidelines;

                  (g) To employ or retain on such terms and for such compensation as the General Partner may reasonably determine, such persons, firms, or corporations as the General Partner may deem advisable, including without limitation qualified medical and other employees necessary or appropriate to operate the Hospital, attorneys, accountants, financial and technical consultants, supervisory managing agents, insurance brokers, brokers and loan brokers, appraisers, architects and engineers, who may also provide such services to the General Partner, provided that the selection of the senior administrator of the Hospital shall be a Material Decision;

                  (h) To execute leases, deeds, contracts, rental agreements, construction contracts, sales agreements, and management contracts;

                  (i) To exercise all rights, powers, and privileges of the Partnership as lessee with respect to the Hospital or rights held by the Partnership;

                  (j) To consent to the modification, renewal, or extension of any obligations to the Partnership of any Person or of any agreement to which the Partnership is a party or of which it is a beneficiary;

                  (k) To execute in furtherance of any or all of the purposes of the Partnership, any deed, lease, deed of trust, security interest, mortgage, promissory note, bill of sale, assignment, contract, or other instrument purporting to purchase or convey or encumber in whole or in part the Equipment or the Hospital or other real or personal property of the Partnership;

                  (l) To prepay in whole or in part, refinance, recast, increase, modify, or extend any security interest, deed of trust, or mortgage affecting the Hospital and in connection therewith to execute any extensions or renewals thereof on the Hospital and to grant security interests in any of the Equipment or the Hospital;

                  (m) To adjust, compromise, settle, or refer to arbitration any claim against or in favor of the Partnership, and to institute, prosecute, and defend any actions or proceedings relating to the Partnership, its business, and properties;

                  (n) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership and the General Partner, for the conservation of the Partnership or its assets, or for any purpose beneficial to the Partnership; however, neither the General Partner nor its Affiliates shall be compensated for providing insurance brokerage services relating to obtaining such insurance;

                  (o) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Partners, including annual reports;

                  (p) To open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations; provided, however, that the Partnership's funds shall not be commingled with the funds of any other Person;

                  (q) To cause the Partnership to make or revoke any of the elections referred to in Section 754 of the Internal Revenue Code of 1986 as amended or any similar provisions enacted in lieu thereof;

                  (r) To make all decisions related to generally accepted principles of accounting to be applied on a consistent basis and federal income tax elections;

                  (s) To possess and exercise, subject to the restrictions contained in this Agreement, any and all of the rights, powers and privileges of a general partner under the Act;

                  (t) To execute, acknowledge, and deliver any and all documents or instruments in connection with any or all of the foregoing;

                  (u) To modify or otherwise improve the Hospital, subject to the restrictions contained in this Agreement;

                  (v) To manage, direct, and guide the operation of the Hospital including all necessary acts relating thereto, other than medical or clinical matters which shall be under the direction of the Investor Representatives and other agreed upon qualified medical personnel;

                  (w) To establish minimum insurance requirements for all physicians practicing at the Hospital;

                  (x) To admit as Partners additional investors who have been proposed for Partner status by the General Partner and approved by the Investor Representatives, which approval shall be given or withheld in the sole and absolute discretion of the Investor Representatives;

                  (y) To sell assets of the Partnership, subject to the restrictions contained in this Agreement; and

                  (z) To prepare Medical Staff Bylaws (the approval of which shall constitute a Material Decision) which shall provide that the medical staff of the Hospital will be open to qualified physicians who meet the Hospital's credentialing criteria, it being acknowledged that exclusive contracts may be entered into upon the approval of the General Partner and the Investor Representatives.

         SECTION 5.2       RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER.

         The General Partner shall not do any of the following:

                  (a)      Act in contravention of this Agreement;

                  (b) Act in any manner which would make it impossible to carry on the express business purposes of the Partnership;

                  (c) Commingle the Partnership funds with those of any other Person;

                  (d) Admit an additional General Partner, except as provided in this Agreement;

                  (e) Admit an additional Partner, except as provided in this Agreement;

                  (f) Alter the primary purposes of the Partnership as set forth in Section 2.3;

                  (g) Possess any property or assign the rights of the Partnership in specific property for other than a Partnership purpose;

                  (h) Employ, or permit the employ of, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

                  (i) Make any payments of any type, directly or indirectly, to anyone for the referral of patients to the Hospital in order to use the Hospital or to provide other services; or

                  (j) Sell all or substantially all of the assets of the Partnership or merge the Partnership with or into any other Entity without the approval of a Majority Vote of the Investor Limited Partners.

         SECTION 5.3       DUTIES OF THE GENERAL PARTNER.

         The General Partner shall do the following:

                  (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership and, perform the duties for which it will receive a Management Fee as provided in Section 5.6(b), or otherwise, however, the General Partner shall not be required to devote its full time to such duties;

                  (b) Use its best efforts to cause the Partnership to comply with such conditions as may be required from time to time to permit the Partnership to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation;

                  (c) File and publish all certificates, statements, or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

                  (d) Cause the Partnership to obtain and keep in force during the term of the Partnership fire and extended coverage and public liability and professional liability insurance with such issuers and in such amounts as the General Partner shall deem advisable, but in amounts not less (and deductible amounts not greater) than those customarily maintained with respect to the business equipment and property comparable to the Partnership's;

                  (e) Have a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Partners, including the safekeeping and use of all funds and assets, whether or not in its immediate possession and control, and it shall not employ or permit others besides the General Partner to employ such funds or assets in any manner except for the benefit of the Partnership; and

                  (f) Deliver to the Secretary of State of North Carolina for filing an annual statement in accordance with the Act and make any similar filings required under Texas law.

         SECTION 5.4       DELEGATION BY THE GENERAL PARTNER.

         Subject to restrictions otherwise provided herein, the General Partner may at any time employ any other Person, including Persons and Entities employed by, affiliated with, or related to the General Partner to perform services for the Partnership and its business, and may delegate all or part of their authority or control to any such other Persons, provided that such employment or delegation shall not relieve the General Partner of its responsibilities and obligations under this Agreement or under the laws of the State of North Carolina nor will it make any such Person a Partner or General Partner of the Partnership.

         SECTION 5.5       RIGHT TO RELY UPON THE AUTHORITY OF THE GENERAL
                           PARTNER.

         Persons dealing with the Partnership may rely upon the representation of the General Partner that such General Partner is a general partner of the Partnership and that such General Partner has the authority to make any commitment or undertaking on behalf of the Partnership. No Person dealing with the General Partner shall be required to determine its authority to make any such commitment or undertaking. In addition, no purchaser from the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instruments of transfer with respect thereto or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Partnership affecting the same.

         SECTION 5.6       PARTNERSHIP EXPENSES.

                  (a) In general, the Partnership's expenses shall be billed directly to and paid by the Partnership. The Partnership shall reimburse the General Partner or its Affiliates for: (i) all Organization Expenses incurred by the General Partner or its Affiliates in connection with the formation of the Partnership; (ii) following consultation with the Investor Representatives, the costs to the General Partner or its Affiliates of goods, services, and materials used for and by the Partnership; and (iii) all reasonable travel and other out-of-pocket expenses incurred by the General Partner in the development and management of the Partnership and its business provided that after the opening of the Hospital (i.e. the date upon which it receives preliminary Medicare and Medicaid certification) employees of the General Partner and MedCath Incorporated who are not employed full-time for the benefit of the Hospital shall not be reimbursed for their travel and other similar expenses. The parties specifically recognize that the General Partner and its Affiliates have incurred legal fees, filing fees, and other out-of-pocket costs for the benefit of the Partnership, including costs connected with the preparation of securities law and health care law compliance documentation and filings, real estate acquisition matters and formation and registration of the Partnership, and agree that the General Partner shall be reimbursed for these amounts. The reimbursement for expenses provided for in this Section 5.6(a) shall be made to the General Partner or their Affiliates regardless of whether any distributions are made to the Partners under Article VI and Article VII.

                  (b) The Partnership shall also pay the following expenses of the Partnership:

                           (i) All development and operational expenses of the Partnership, which may include, but are not limited to: the salary and related expenses of employees and staff of the Hospital, all costs of borrowed money, taxes, and assessments on the Hospital, and other taxes applicable to the Partnership; expenses in connection with the acquisition, maintenance, leasing, refinancing, operation, and disposition of the Equipment, furniture and fixtures of the Hospital (including legal, accounting, audit, commissions, engineering, appraisal, and the other fees); and the maintenance of the Hospital and its Equipment, which may be performed by the General Partner or one of its Affiliates as long as the charges to the Partnership for such service are no greater than the charges for such service from a third party service provider;

                           (ii) In addition to reimbursements and other amounts due hereunder, a Management Fee shall be paid to the General Partner, which for periods prior to the opening of the Hospital for business shall equal [***] ($[***]), which amount shall be paid in full on the date the Hospital is opened, and for periods after the opening of the Hospital for business shall equal one and one-half percent (1 1/2%) of the Hospital's Net Revenues (defined below) for a month and shall be payable monthly on or before the tenth (10th) day following the end of each month. For purposes of this Agreement, "Net Revenues" shall mean all revenues of the Hospital net of

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

                  contract allowances and bad debt adjustments, all determined on a monthly basis in accordance with GAAP on an accrual basis;

                           (iii) A medical director's fee in an amount approved by the General Partner and the Investor Representatives to be paid to the medical director of the Hospital which fee shall first accrue commencing as of the date on which the Hospital is first ready to receive patients and shall be payable monthly on the last day of each month based on actual time worked at an agreed upon rate and for an agreed upon number of hours each month; and

                           (iv) All fees and expenses paid to third parties for accounting, legal, documentation, professional, and reporting services to the Partnership, which may include, but are not limited to: preparation and documentation of Partnership bookkeeping, accounting and audits; preparation and documentation of budgets, cash flow projections, and working capital requirements; preparation and documentation of Partnership state and federal tax returns; and taxes incurred in connection with the issuance, distribution, transfer, registration, and recordation of documents evidencing ownership of a Partnership Interest or Economic Interest in the Partnership or in connection with the business of the Partnership; expenses in connection with preparing and mailing reports required to be furnished to the Partners or Economic Interest Owners for tax reporting or other purposes, including reports, if any, that may be required to be filed with any federal or state regulatory agencies, or expenses associated with furnishing reports to Partners which the General Partner deems to be in the best interest of the Partnership; expenses of revising, amending, converting, modifying, or terminating the Partnership or this Agreement; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceedings conducted by any regulatory agency involving the Partnership; costs of any computer equipment or services used for or by the Partnership; and the costs of preparing and disseminating informational material and documentation relating to a potential sale, refinancing, or other disposition of the Hospital or the Equipment.

                           (v) A guarantee fee shall be payable to the General Partner in the event that the General Partner consents to, in its sole discretion to (but in no even shall the General Partner be required to) guarantee any financing, lease, or other obligation or liability of the Partnership, equal to two (2%) percent of (i) the amount of debt so guaranteed from time to time by the General Partner multiplied by (ii) the aggregate percentage Partnership Interest held by the Investor Limited Partners. Said fee shall be payable on a monthly basis each year during which there is any such guarantee of the General Partner outstanding and shall be due on the first day of each month only as long as such guarantee by the General Partner remains in effect. As the amount of debt guaranteed by the General Partner declines, the amount of such guarantee fee shall accordingly decline as well.

         SECTION 5.7       NO MANAGEMENT BY LIMITED PARTNERS.

         The Limited Partners shall take no part in, or at any time interfere in any manner with, the management, conduct, or control of the Partnership's business and operations and shall have no right or authority to act for or bind the Partnership except as set forth in this Agreement. The rights and powers of such Limited Partners shall not extend beyond those set forth in this Agreement and those granted under the Certificate of Limited Partnership and any attempt to participate in the control of the Partnership in a manner contrary to the rights and powers granted herein and under the Certificate of Limited Partnership shall be null and void and without force and effect. Subject to the decisions and judgment with respect to all professional medical or clinical matters of qualified medical personnel, the General Partner, in conjunction with the Investor Representatives when applicable, shall have the right to determine when and how the operations of the Partnership shall be conducted. The exercise by any Limited Partner of any of the rights granted to the Limited Partner hereunder shall not be deemed to be taking part in the control of the business of the Partnership and shall not constitute a violation of this Section.

         SECTION 5.8 CONSENT BY LIMITED PARTNERS TO EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE GENERAL PARTNER.

          By its execution hereof, each Limited Partner expressly consents to the exercise by the General Partner of the rights, powers, and authority conferred on the General Partner by this Agreement.

         SECTION 5.9       OTHER BUSINESS OF PARTNERS.

                  (a) Subject to (b) below, any Partner, including the General Partner, may engage independently or with others in other business ventures of every nature and description, including without limitation the purchase of medical equipment, the rendering of medical services of any kind, and the making or management of other investments and neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures.

                  (b) As long as any Partner owns a Partnership Interest in the Partnership, and for a period of five (5) years after a Partner ceases for any reason to own a Partnership Interest in the Partnership, other than with respect to investments made, equipment owned or services provided on or prior to March 1, 1999, all of which the Partners will disclose in writing to the General Partner upon request (a Partner may replace any such existing equipment after March 1, 1999 as long as it does not constitute a new service or facility which is otherwise restricted hereunder), neither a Partner nor any of its respective Affiliates, shall hold, directly or indirectly, an investment, ownership or other beneficial interest in (i) any hospital
         (ii) other Person (including a sole proprietorship) which provides any of the services or facilities to be provided by the Hospital or (iii) any outpatient surgery center, in any case within Cameron County, Texas (the "Territory"), provided that (i) no Partner who is a physician shall be prohibited from maintaining his or her staff privileges at any other hospital and (ii) nothing herein shall prohibit a Partner from owning up to three percent (3%) of the outstanding capital stock of a company whose stock is publicly traded and listed on a nationally recognized securities exchange or from investing in a publicly traded mutual fund. In addition, the General Partner or its Affiliates may separately operate a mobile catheterization laboratory within the Territory, but only if either the General Partner or an Affiliate thereof is providing such service pursuant to a lease of six (6) months or less to a provider who is already providing cath lab services or if the Investor Representatives have elected not to have such service provided by the Partnership.

                  Notwithstanding anything herein to the contrary, the Investor Limited Partners who own the Heart Clinic, P.A. and Affiliates of HHM may own and operate a cardiac catheterization lab in Harlingen until the date on which the Hospital opens, as of which date the Investor Limited Partners, the Heart Clinic and Affiliates of HHM shall have no further rights to own and operate such cath lab.

                  (c) In order to ensure that the Hospital has available to it at all times leading and qualified physicians, as of the date hereof the Company is entering into the Hospital Professional Services Agreements (the "Professional Services Agreements") with the Investor Limited Partners or their medical practices (the "Practices"), which Agreements includes in paragraph 7 thereof certain covenants by the Practices and its physicians which are designed to ensure that such physicians will be available to the Hospital from time to time in order to enable it to meet its objectives of being a quality provider of medical services on a cost efficient basis. The parties acknowledge and agree that the Practices' execution of the Professional Services Agreements is further consideration for the execution by all of the Partners of this Agreement.

                  (d) The Partners, including the General Partner, have reviewed the terms, conditions and geographical restrictions included in Sections 5.9(b) and (c) and in light of the interests of the parties hereto, agree that such restrictions are fair and reasonable.

                  (e) If there is a breach or threatened breach of the provisions of this Section 5.9 of this Agreement, in addition to other remedies at law or equity, the non-breaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Section 5.9 shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word, or figure shall not be deemed to render unenforceable the remainder of this Section 5.9. Should any such paragraph, subparagraph, sentence, clause, phrase, word, or figure be adjudicated to be wholly invalid or unenforceable, the balance of this
         Section 5.9 shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Section 5.9 shall be deemed to have been deleted from this Agreement.

                  (f) The Partnership, the General Partner and the Limited Partners agree that the benefits to any Limited Partner hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission or any other arrangement for the provision of any item or service offered by the General Partner or the Partnership to patients of such Limited Partner in any facility, laboratory or other health care operation controlled, managed or operated by the General Partner or the Partnership and nothing herein is intended to prohibit any party from practicing medicine at any other facility.

                  (g) If a Limited Partner is a legal entity and not an individual, such Limited Partner shall cause each of its existing and future Affiliates to agree in writing to be personally bound by the terms of this Section 5.9.

         SECTION 5.10      GENERAL PARTNER'S STANDARD OF CARE.

         The General Partner shall act in a manner it believes in good faith to be in the best interest of the Partnership and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. In discharging its duties, the General Partner shall be fully protected in relying in good faith upon the records required to be maintained under this Agreement and upon such information, opinions, reports and statements by any Partners, or agents, or by any other Person as to matters the General Partner reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, income or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

         Notwithstanding anything herein to the contrary, the General Partner or Partner shall have the right to vote or approve Partnership matters in accordance with the terms of this Agreement regardless of the personal interest of any Partner or the General Partner in the outcome of any vote, decision or matter.

         SECTION 5.11      LIMITATION OF LIABILITY.

         The General Partner shall not be liable to the Partnership, or its Partners, for any action taken in managing the business or affairs of the Partnership if it performs the duty of its office in compliance with the standard contained in Section 5.10. The General Partner has not guaranteed nor shall have any obligation with respect to the return of a Partner's Capital Contribution or share of income from the operation of the Partnership. Furthermore, the General Partner, its Affiliates or its employees (collectively, its "Agents") shall not be liable to the Partnership or to any Partner for any loss or damage sustained by the Partnership or any Partner except loss or damage resulting from gross negligence or intentional misconduct or knowing violation of law or a transaction for which such General Partner or Agent received a personal benefit in violation or breach of the provisions of this Agreement.

         SECTION 5.12      INDEMNIFICATION OF THE GENERAL PARTNER.

                  (a)      The General Partner and its Agents (as defined in
         Section 5.11) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, including attorneys' fees and amounts paid in settlement of any claims sustained by them arising out of any action or inaction of the Partner or its Agents in its capacity as the General Partner of the Partnership (or, in the case of an Agent, within the scope of the General Partner's authority) to the fullest extent allowed by law, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or an Agent and provided that the General Partner or an Agent, in good faith, reasonably determined that such course of conduct was in the best interest of the Partnership; provided, however, that such indemnification and agreement to hold harmless shall be recoverable only out of Partnership assets. Subject to applicable law, the Partnership shall advance expenses incurred with respect to matters for which the General Partner may be indemnified hereunder.

                  (b) If at any time, the Partnership has insufficient funds to furnish indemnification as herein provided, it shall provide such indemnification if and as it generates sufficient funds and prior to any cash distributions, pursuant to Article VI or Article VII hereof, to the Partners.

         SECTION 5.13      ELECTION AND REPLACEMENT OF INVESTOR REPRESENTATIVES.

         In accordance with the procedures outlined in Section 10.2 herein, the Investor Limited Partners shall elect five (5) Investor Representatives by Majority Vote of the Investor Limited Partners to serve for one year terms or until a successor is duly elected. At any time, in accordance with Section 10.2, the Investor Limited Partners may replace individual Investor Representatives and elect a new Investor Representative by Majority Vote of Investor Limited Partners to replace such Investor Representative.

         SECTION 5.14      ROLE OF AND DECISIONS BY INVESTOR REPRESENTATIVES.

         Notwithstanding anything herein to the contrary, the Investor Representatives shall take no action nor make any decision on behalf of the Partnership except to the extent they are expressly authorized to do so under this Agreement in their capacity as Investor Representatives. Except as otherwise expressly provided herein, all references to decisions to be made or objections given by the Investor Representatives shall be deemed to be made upon the affirmative vote, consent, or approval or objection of a majority of the Investor Representatives.

         SECTION 5.15      PURCHASE OF GOODS AND SERVICES FROM THE GENERAL
PARTNER.

         Goods and services may be purchased from the General Partner or its Affiliates as long as they are of substantially the same quality and price as could be obtained from an unrelated third party.

         SECTION 5.16      DECISIONS BY THE GENERAL PARTNER.

         Except as provided in this Agreement, decisions and actions to be taken by the Partnership shall be deemed to have been made only upon the affirmative approval or consent of the General Partner and the Investor Representatives. In the event a decision, approval or consent is requested of the Investor Representatives by the General Partner, it shall be deemed to have been affirmatively made if the Investor Representatives fail to respond to any such written request therefor within five (5) days of notice thereof by the General Partner. Notwithstanding anything in this Agreement to the contrary, all decisions and actions to be made by the General Partner with respect to any loan, lease or other similar financing of the development, construction or operation of the Hospital or the Partnership's affairs, including without limitation the decisions with respect to incurring any indebtedness or the refinancing thereof, shall be made by the General Partner and shall be subject to the consent of the Investor Representatives, which consent shall not be unreasonably withheld; provided, the application of the Partnership's funds toward the repayment of all or a portion of any financing of the Partnership in excess of amounts then required to be paid (i.e., voluntary prepayments) shall be made only with the consent of the General Partner and the Investor Representatives. The Investor Representatives shall be deemed to have specifically approved all expenditures proposed by the General Partner that are substantially consistent with the Development Budget Exhibit or an approved operating budget when funded from additional Capital Contributions made to the Partnership by the Partners pursuant to Section 3.5 above.

         The development and annual operating budgets to be proposed by the General Partner shall be approved by the General Partner and the Investor Representatives as provided above subject to the following:

                  (a) The Investor Representatives shall be deemed to have approved a development budget which is substantially consistent with the attached Development Budget Exhibit to this Agreement;

                  (b) The Investor Representatives shall not unreasonably withhold its approval of budgets which are within the reasonable revenue expectations of the Hospital and which are in compliance (both as to terms and availability of financing) with agreements with the Partnership's lenders and other parties providing financing to the Partnership; and

                  (c) In the event that the General Partner and the Investor Representatives are unable to approve an annual budget, the General Partner shall be authorized to operate the Partnership under the previous year's budget increased by the greater of 5% or the increase during the previous year in the Consumer Price Index for Medical Items until a new budget is approved.

                                   ARTICLE VI

                          DISTRIBUTIONS AND ALLOCATIONS

         SECTION 6.1 DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS AND CASH FROM SALES OR REFINANCING.

         Prior to the dissolution of the Partnership, Cash Flow from Operations and Cash from Sales or Refinancing, if any, remaining after repayment of any amounts then due on loans made by the Partners to the Partnership shall be distributed quarterly by the General Partner as Cash Distributions according to the relative percentage Partnership Interests of the Partners and Economic Interest Owners. Notwithstanding anything herein to the contrary, no distributions shall be made to Partners if prohibited by the Act.

         SECTION 6.2       PROFITS.

         Except as provided in the Regulatory Allocations Exhibit, Profits shall be allocated as follows:

         (a) First, to the Partners who have been allocated Losses pursuant to Subsection 6.3(a) below until the cumulative Profits allocated pursuant to this Subsection 6.2(a) equal the cumulative prior allocations of Losses under that Subsection.

         (b) Next, to the Partners who have been allocated Losses pursuant to Subsection 6.3(b) below until the cumulative Profits allocated pursuant to this Subsection 6.2(b) equal the cumulative prior allocations of Losses under that Subsection.

         (c) All remaining Profits shall be allocated to the Partners in accordance with their percentage Partnership Interests.

         SECTION 6.3       LOSSES.

         Except as provided in the Regulatory Allocations Exhibit, Losses shall be allocated as follows:

         (a) First, Losses shall be allocated to the Partners with positive Adjusted Capital Account balances in proportion to those balances.

         (b) All remaining Losses shall be allocated to the Partners in accordance with their percentage Partnership Interests.

         SECTION 6.4       CODE SECTION 704(C) TAX ALLOCATIONS.

         Income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Agreed Value pursuant to any method allowable under Code Section 704(c) and the Regulations promulgated thereunder.

         In the event the Agreed Value of any Partnership asset is adjusted after its contribution to the Partnership, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value pursuant to any method allowable under Code
Section 704(c) and the Regulations promulgated thereunder.

         Any elections or other decisions relating to allocations under this Section shall be determined by the General Partner. Absent a determination by the General Partner, the remedial allocation method under Regulation Section 1.704-3(d) shall be used. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

         SECTION 6.5       MISCELLANEOUS.

         (a) Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

         (b) Other Items. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Partners in the same proportion as they share Profits or Losses, as the case may be, for the year.

         (c) Tax Consequences; Consistent Reporting. The Partners are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Partnership in reporting their shares of Partnership income and loss for income tax purposes. Each Partner agrees to report its distributive share of Partnership items of income, gain, loss, deduction and credit on its separate return in a manner consistent with the reporting of such items to it by the Partnership. Any Partner failing to report consistently, and who notifies the Internal Revenue Service of the inconsistency as required by law, shall reimburse the Partnership for any legal and accounting fees incurred by the Partnership in connection with any examination of the Partnership by federal or state taxing authorities with respect to the year for which the Partner failed to report consistently.

         (d) Economic Interest Owners. Each Economic Interest Owner shall be entitled to the distributions and allocations to which its predecessor in interest would have been entitled under this Article VI had it retained the Economic Interest acquired by the Economic Interest Owner.

                                   ARTICLE VII

              DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

         SECTION 7.1       NO TERMINATION BY CERTAIN ACTS OF PARTNER.

         Neither the transfer of interest, withdrawal from the Partnership, bankruptcy, insolvency, dissolution, liquidation or other disability, nor the legal incompetency of any Partner shall result in the termination or dissolution of the Partnership or affect its continuance in any manner whatsoever.

         SECTION 7.2       DISSOLUTION.

         The Partnership shall be dissolved upon the happening of any of the following events, whichever shall first occur:

                  (a) The election by the General Partner to dissolve the Partnership in accordance with the terms of Section 3.5(f) hereof;

                  (b) If there is no longer a General Partner of the Partnership, unless the Partnership is continued by the consent of not less than a majority in interest of the remaining Partners within ninety (90) days after notice of such event, effective as of the date of such event. If there is no remaining General Partner, the remaining Partners owning at least 51% of the Partnership Interests which are owned by the remaining Partners shall, if they desire to continue the Partnership, elect a Substitute General Partner who shall assume all of the rights and duties of the General Partner under this Agreement (which Substitute General Partner accepts such election);

                  (c) Upon the written agreement of the General Partner and the Investor Representatives;

                  (d) The expiration of the term of the Partnership as provided in Section 2.5 hereof;

                  (e)      The adjudication of bankruptcy of the Partnership;

                  (f)      In accordance with Section 12.11 hereof; and

                  (g) The entry of a decree of judicial dissolution or the administrative dissolution of the Partnership as provided in the Act.

         SECTION 7.3       DISSOLUTION AND FINAL LIQUIDATION.

                  (a) Upon any dissolution of the Partnership, the Partnership shall not terminate, but shall cease to engage in further business except to the extent necessary to perform existing contracts and preserve the value of its assets. Its assets shall be liquidated and its affairs shall be wound up as soon as practical thereafter by the General Partner, or if for any reason there is no General Partner, by another Person designated by HPHI and a Majority Vote of the Investor Limited Partners. In winding up the Partnership and liquidating assets, the General Partner, or other Person so designated for such purpose, may arrange, either directly or through others, for the collection and disbursement to the Partners of any future receipts from the Hospital or other sums to which the Partnership may be entitled, and shall sell the Partnership's interest in the Hospital and the Equipment to any Person, including the General Partner or any Affiliate thereof, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof, as such fair market value is approved by HPHI and a Majority Vote of the Investor Limited Partners.

                  (b) Upon any such dissolution and liquidation of the Partnership, the net assets, if any, of the Partnership available for distribution, including any cash proceeds from the liquidation of Partnership assets, shall be applied and distributed in the following manner or order, to the extent available:

                           (i) To the payment of or creation of reserves for all debts, liabilities, and obligations to all creditors of the Partnership (other than the Partners or their Affiliates) and the expenses of liquidation;

                           (ii) To the payment of all debts and liabilities (including interest) owed to the Partners or their Affiliates as creditors; and

                           (iii) The balance to the Partners with positive Capital Account balances after taking into account all other adjustments during the Fiscal Year in which liquidation occurs.

                  (c) The Partners shall look solely to the assets, if any, of the Partnership for any return of their Capital Contributions and, if the assets of the Partnership remaining after payment or discharge of the Partnership's debts and liabilities, or provision therefor, are insufficient to return all or any part of the Capital Contributions, no Partner shall have any right of recourse against the General Partner or other Partners or to charge the General Partner or other Partners for any amounts except as provided herein and except to the extent otherwise provided by the Act and/or North Carolina law.

                  (d) Upon such dissolution, reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

                  (e) The Capital Accounts of the Partners, as adjusted, shall be utilized by the Partnership for the purpose of making distributions to those Partners with positive balances in their respective Capital Accounts pursuant to Section 7.3(b). In making such distributions, the General Partner or the Person winding up the affairs of the

         Partnership shall distribute all funds available for distribution to the Partners and Economic Interest Owners (after establishing any reserves that the General Partner deem or the Person winding up the affairs of the Partnership deems reasonably necessary pursuant to
         Section 7.3(b)) prior to the later of (a) the end of the taxable year in which the event occurs which caused the termination and dissolution of the Partnership, or (b) ninety (90) days after the occurrence of such event. The General Partner in its sole discretion, or the Person winding up the affairs of the Partnership, in its discretion, may elect to have the Partnership retain any installment obligations owed to the Partnership until collected in full so long as any portion of the reserves which are later determined to be unnecessary, and all collections on such installment obligations which are not deemed to be reasonably necessary by the General Partner or the Person winding up the affairs of the Partnership to add to such reserves are distributed as soon as practicable in accordance with the provisions of Section 7.3(b) as modified by this Section.

                  (f) Each Economic Interest Owner shall be entitled to the distributions to which its predecessor in interest would have been entitled pursuant to this Article VII had it retained the Economic Interest acquired by the Economic Interest Owner.

         SECTION 7.4       TERMINATION.

         Upon completion of the dissolution, winding up, distribution of the liquidation proceeds and any other Partnership assets, the Partnership shall terminate.

         SECTION 7.5       PAYMENT IN CASH.

          Any payments made to any Partner pursuant to this Article VII shall be made only in cash.

         SECTION 7.6       GOODWILL AND TRADE NAME.

         Upon the dissolution of the Partnership, the firm or trade name of the Partnership and any goodwill associated therewith shall become the sole property of the General Partner, provided that distributions and allocations otherwise due to the General Partner shall not be reduced as a result of the General Partner becoming entitled to such assets.

         SECTION 7.7       TERMINATION OF NONCOMPETITION COVENANTS.

         The Partners shall have no continuing liability, or obligation under
Section 5.9(b) after the second (2nd) anniversary of the dissolution of the Partnership; provided that if there is a material breach of this Agreement by the General Partner which is not cured within thirty (30) days thereafter and which results in a dissolution and termination of the Partnership, then the Investor Limited Partners shall have no further liability under Section 5.9(b) after the dissolution and termination of the Partnership.

                                  ARTICLE VIII

            REMOVAL OR WITHDRAWAL OF GENERAL PARTNER AND PARTNERS AND TRANSFER OF PARTNERS' PARTNERSHIP AND/OR ECONOMIC INTERESTS

         SECTION 8.1       GENERAL PARTNER - TRANSFERS.

                  (a) The General Partner and HPHI may sell or pledge their Partnership Interests or transfer or assign any of HHM's rights and duties as a General Partner to any Person who assumes in writing HHM's obligations and liabilities arising under this Agreement, except that in no event shall they sell their Partnership Interests or assign HHM's rights and duties as a General Partner to any Person who owns a hospital located within three (3) miles of the Hospital without the approval by a Majority Vote of Investor Limited Partners.

                  (b) No Investor Limited Partner may assign its rights to be an Investor Representative herein. Upon the withdrawal or resignation of an Investor Representative, a substitute therefore who must be an Investor Limited Partner, or an owner of a Limited Partner that is an Entity, may be elected by a Majority Vote of the Investor Limited Partners.

                  (c) Any resignation or withdrawal by the General Partner as a general partner shall not constitute the General Partner's withdrawal as a Partner.

         SECTION 8.2 PARTNERS' RIGHT TO CONTINUE WHEN PARTNERSHIP HAS NO GENERAL PARTNER.

         If at any time there is no remaining General Partner, a meeting of the Partners shall be held at the principal place of business of the Partnership within forty-five (45) days after the happening of such event to consider whether to continue the Partnership on the same terms and conditions as are contained in this Agreement (except that the General Partner may be different) and to select a General Partner for the Partnership, or whether to wind up the affairs of the Partnership, liquidate its assets and distribute the proceeds therefrom in accordance with Article VII hereof. The Partnership may be continued and a new General Partner (who accepts such appointment) selected by the Partners within ninety (90) days of the occurrence of the event described in
Section 7.2(b) with respect to the last General Partner. The new General Partner shall execute, acknowledge, file or record (as appropriate) Certificate of Limited Partnership and a Limited Partnership Agreement, or amendments to those documents, and such other documents as may be required by the Act. The continuance of the Partnership pursuant to the terms of this Section 8.2 is conditioned upon (i) any amendment required by the Act of the Certificate of Limited Partnership to reflect the foregoing change and, if applicable, compliance by the Partnership with any notice provisions of the Act and (ii) delivery to the withdrawing General Partner of an indemnification agreement by the Partnership, in form and substance reasonably satisfactory to the withdrawing General Partner, indemnifying and holding the withdrawing General Partner harmless against all future liabilities of the Partnership.

         SECTION 8.3       RELATIONSHIP WITH SUBSTITUTE GENERAL PARTNER.

         The relationship of the Partners to any Person that has either acquired the Partnership Interest of the General Partner or has been elected as a successor General Partner as provided herein shall be governed by this Agreement. If such Person was not previously a General Partner, then such Person, as Substitute General Partner, shall have all the rights and powers of its predecessor General Partner under this Agreement; provided, such Person assumes in writing the obligations of such General Partner under this Agreement and any arising thereafter, and accepts and adopts all the terms and provisions of this Agreement in writing. The withdrawing General Partner shall be liable for all of its covenants and obligations under this Agreement for all periods prior to its withdrawal until such liability is assumed by a Substitute General Partner.

         SECTION 8.4       INVESTOR LIMITED PARTNERS - RESTRICTION ON TRANSFER.

         Except as otherwise set forth in this Section or in this Agreement, no Economic Interest and/or Partnership Interest of an Investor Limited Partner or any portion thereof, shall be validly sold or assigned whether voluntarily, involuntarily or by operation of law, and no purported assignee shall be recognized by the Partnership for any purpose, unless such Economic Interest and/or Partnership Interest shall have been transferred in accordance with the provisions of this Agreement and in compliance with such additional restrictions as may be imposed by the General Partner to comply with requirements imposed by any federal or state securities regulatory authority and unless the General Partner's consent is obtained. In no event, however, shall an Investor Limited Partner transfer or sell all or any of its Economic Interest and/or Partnership Interest to (x) any Person who, if a Partner, would be in violation of Section 5.9(b) hereof or (y) any Person who owns a hospital located within three (3) miles of the Hospital without the consent of the General Partner and the Majority Vote of Investor Limited Partners. Except as otherwise set forth in this Section or in this Agreement, an Investor Limited Partner may transfer, sell or assign its entire Economic Interest and/or Partnership Interest if it has received the approval of the General Partner, not to be unreasonably withheld, provided however: (a) other Investor Limited Partners first for a period of fifteen (15) days, thereafter the General Partner for a period of fifteen (15) days and thereafter the Partnership for a period of fifteen (15) days shall have the right, but not the obligation, to purchase all, but not less than all, of the Economic Interest and/or Partnership Interest proposed to be transferred, which right shall be exercisable on the terms and for the purchase price set forth in writing in a bona fide offer made for the Interests by a third-party (the "Right of First Refusal"), and (b) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment signed by both the assignor and assignee and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of the Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and the assignee shall have represented to the Partnership in writing that it meets the investor suitability standards established by the appropriate state of residence, or, in the absence thereof, the investor suitability standards established by the Partnership. The General Partner shall use reasonable care to determine that transfers are in accordance with applicable laws and regulations, including obtaining an opinion of counsel to that effect. Any Investor Limited Partner that assigns all its Partnership Interest shall cease to be a Partner of the Partnership. Any Partnership Interests acquired by the Partnership pursuant to Section 8.4 shall, subject to applicable law, be re-offered by the Partnership to suitable investors.

         Any dissolution, liquidation, merger (unless Investor Limited Partners or their Affiliates existing prior to such merger own at least fifty-one percent (51%) of the surviving entity after the merger or unless both parties to such merger are majority owned by parties who are Investor Limited Partners or their Affiliates prior to such merger) or sale of an Investor Limited Partner which is an Entity (a sale shall include a transfer of fifty percent (50%) or more of its ownership interests or of substantially all of its assets or any other transaction or series of related transactions intended to accomplish, in substance, a sale of such Entity) shall constitute an offer by such Investor Limited Partner to sell such Investor Limited Partner's Interest pursuant to
Section 8.4 for the Formula Purchase Price (as defined in Section 8.9 below).

         SECTION 8.5 CONDITION PRECEDENT TO TRANSFER OF ECONOMIC INTEREST AND/OR PARTNERSHIP INTEREST.

         Notwithstanding anything herein to the contrary, no transfer of an Economic Interest and/or Partnership Interest may be made if such transfer (a) constitutes a violation of the registration provisions of the Securities Act of 1933, as amended, or the registration provisions of any applicable state securities laws; (b) if after such transfer the Partnership will not be classified as a partnership for federal income tax purposes; and (c) if when taken together with other prior transfers, results in a "termination" of the Partnership for federal income tax purposes. The Partnership may require, as a condition precedent to transfer of an Economic Interest and/or Partnership Interest, delivery to the Partnership, at the proposed transferor's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the General Partner that the transfer will not violate any of the foregoing restrictions.

         SECTION 8.6       SUBSTITUTE PARTNER - CONDITIONS TO FULFILL.

         No assignee of a Partner's Partnership Interest in the Partnership shall have the right to become a Substitute Partner in place of its assignor unless, in addition to any other requirement herein, all of the following conditions are satisfied:

                  (a)      The Partnership has waived its right pursuant to
         Section 8.4 to purchase the Partnership Interest held by the assignee;

                  (b) The duly executed and acknowledged written instrument of assignment which has been filed with the Partnership sets forth that the assignee becomes a Substitute Partner in place of the assignor;

                  (c) The assignor and assignee execute and acknowledge such other instruments as the General Partner may deem reasonably necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement;

                  (d) The written consent of the General Partner to such substitution is obtained, which consent may be withheld in the General Partner's sole and absolute discretion; and

                  (e) The payment by the assignee of all costs to the Partnership associated with the transaction, including but not limited to legal fees, transfer fees, and filing fees.

         SECTION 8.7       ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE.

         Upon the transfer of a Partner's Economic Interest or Partnership Interest, all items of income, gain, loss, deduction and credit attributable to the Economic Interest or Partnership Interest so transferred shall be allocated between the transferor and the transferee in such manner as the transferor and transferee agree at the time of transfer; provided such allocation does not violate federal or state income tax law. If the General Partner, in its sole discretion, deems such laws violated, then such allocation shall be made pro rata for the fiscal year based upon the number of days during the applicable fiscal year of the Partnership that the Economic Interest or Partnership Interest so transferred was held by the transferor and transferee, without regard to the results of Partnership activities during the period in which each was the holder, or in such other manner as the General Partner deems necessary to comply with federal or state income tax laws. Distributions as called for by this Agreement shall be made to the holder of record of the Economic Interest or Partnership Interest on the date of distribution. Notwithstanding anything contained in this Agreement to the contrary, both the Partnership and the General Partner shall be entitled to treat the assignor of any assigned Economic Interest or Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor in reliance on the Partnership records as they exist until such time as the written assignment has been received by, and recorded on the books of the Partnership. For purposes of this Article VIII, the effective date of an assignment of any Economic Interest or Partnership Interest shall be the last day of the month specified in the written instrument of assignment.

         SECTION 8.8       RIGHTS, LIABILITIES OF, AND RESTRICTIONS ON ASSIGNEE.

         No assignee of a Partner's Economic Interest or Partnership Interest shall have the right to participate in the Partnership, inspect the books of account of the Partnership or exercise any other right of a Partner unless and until admitted as a Substitute Partner. Notwithstanding the General Partner's failure or refusal to admit an assignee as a Substitute Partner, such assignee shall be entitled to receive the share of income, credit, gain, expense, loss and deduction and cash distributions provided hereunder that is assigned to it, and, upon demand, may receive copies of all reports thereafter delivered pursuant to the requirements of this Agreement; provided, the Partnership shall have first received notice of such assignment and all required consents thereto shall have been obtained and other conditions precedent to transfer thereof shall have been satisfied. The Partnership's tax returns shall be prepared to reflect the interests of assignees as well as Partners.

         SECTION 8.9       DEATH OF A PARTNER.

         Heirs of Partners shall be entitled to inherit the Partnership Interests of a deceased Investor Limited Partner or of an Investor Limited Partner owned by an individual who has deceased, provided that upon such death such interests shall be automatically converted to an Economic Interest only in the Partnership until such heir agrees in writing to all of the terms and conditions of this Agreement and such other reasonable terms as may be established by the General Partner as a condition to such heir becoming an Investor Limited Partner, in which event such interest shall again become a Partnership Interest in the Partnership. Notwithstanding the previous sentence at any time within nine (9) months of the death of an Investor Limited Partner (or of an individual that owns such Investor Limited Partner) the other Investor Limited Partners for a period of fifteen (15) days following written notice to them, thereafter the General Partner for a period of fifteen (15) days and thereafter the Partnership for a period of fifteen (15) days shall have the option to purchase the Partnership Interest of the deceased Investor Limited Partner or of an Investor Limited Partner owned by an individual who has deceased, and the estate of the deceased individual shall be obligated to sell such Partnership Interest to the other Partners or the Partnership, in accordance with the terms of this Section 8.9. The other Partners or the Partnership must exercise their option by giving written notice thereof to the estate of the deceased Partner, or the appropriate representative thereof, within the time periods set forth above and in all events within such nine (9) month period. The purchase price for such Partnership Interest shall equal the greater of (i) five (5) multiplied by the net income (as reasonably determined by the Partnership's accountants) of the Partnership for the twelve (12) month period ending as of the calendar quarter most recently ended prior to the death of such Partner multiplied by the percentage Partnership Interest of such Partner in the Partnership (the "Formula Purchase Price"); (ii) the Capital Contributions of the applicable Investor Limited Partner less all amounts distributed to the applicable Investor Limited Partner by the Partnership and
(iii) the fair market value of such applicable Investor Limited Partner's Partnership Interest determined by an independent appraiser reasonably selected by the General Partner provided that the expenses thereof shall be deducted from the proceeds of such sale. The purchase price shall be paid (the "Payment Method") in three (3) equal annual installments, the first third of which shall be paid upon the determination of the purchase price and the remaining two (2) installments of which shall be paid on the first and second anniversary of such date. The outstanding amounts due from the Partnership to the estate of the deceased Partner shall bear interest at Prime Rate as of the date of such Partner's death. Accrued interest shall be paid as of the dates payments of principal are due as provided above.

         SECTION 8.10      REPURCHASE OF INTERESTS IN CERTAIN EVENT.

                  (a) In the discretion of the General Partner, the Partnership may, but is not obligated to, repurchase a Partner's Economic Interest or Partnership Interest upon such Partner's breach of the Partner's obligations contained in Article III, Sections 5.9, 8.1(b), 8.4, 8.9, 12.1 and 12.11 of this Agreement.

                  (b) Each Partner agrees to sell its Partnership Interest to the Partnership in the event the General Partner elects to exercise the right of repurchase granted under Section 8.10(a) and the purchase price shall the lower of (x) the Capital Contributions of the Partner less all amounts distributed to such Partner by the Partnership and (y) the Formula Purchase Price.

         SECTION 8.11      PERMISSIBLE TRANSFERS BY LIMITED PARTNERS.

         Notwithstanding anything in this Agreement to the contrary, a Limited Partner may elect within thirty (30) days of acquiring a Partnership Interest in the Partnership to assign its Partnership Interest to a corporation, limited liability company or limited partnership formed and maintained for the sole purpose of holding such Partnership Interest if such assignee is owned by the Limited Partner or such assignee's owners are substantially identical to the owners of such Limited Partner as long as such assignee and its Affiliates agree in writing to be bound by all the terms and conditions of this Agreement and the General Partner first approves in writing the terms of all documents creating and constituting such Entity.

         SECTION 8.12      EXCHANGE OF PARTNERSHIP INTEREST.

         In the event that at any time during the term of this Agreement, but prior to the ten (10th) anniversary of the date hereof, MedCath Holdings, Inc. ("MHI"), an Affiliate of the General Partner, conducts a public offering of its common stock in a manner which results in such common stock being listed on a nationally recognized securities exchange or traded on NASDAQ, then subject to the terms hereof, each Investor Limited Partner shall have the right to require the General Partner to arrange for the exchange by MHI of up to twenty-five percent (25%) of such Investor Limited Partner's Partnership Interest for common stock of MHI based upon the fair market value of the Partnership Interest and of the common stock of MHI as of such date (the "Exchange Right"). At any time within one hundred fifty (150) days of the date upon which MHI reasonably anticipates that a registration statement registering its common stock will become effective, MHI shall provide written notice to the Investor Limited Partners of their Exchange Rights hereunder (the "Exchange Notice"). The Investor Limited Partners may exercise such Exchange Rights, at any time after receiving the Exchange Notice before or after any such public offering but in all events prior to the tenth (10th) anniversary of the date hereof.

For purposes of establishing fair market value hereunder, the following shall apply:

                  (a) The fair market value of an Investor Limited Partner's Partnership Interest being exchanged hereunder shall equal five (5), multiplied by the net income of the Partnership for the twelve (12) month period ending on the last day of the calendar quarter which ended immediately prior to the date of the Exchange Notice, multiplied by the percentage Partnership Interest which is being exchanged hereunder (not to exceed twenty-five percent (25%) of any Investor Limited Partner's Partnership Interest), all as reasonably determined by the accountants for the General Partner and its Affiliates; and

                  (b) The fair market value of MHI's common stock shall be the value of one (1) share of MHI's common stock at such time as reasonably determined by the Board of Directors of MHI.

Upon the final determination of fair market value as set forth above, the General Partner shall arrange for MHI to convey its common stock to each Investor Limited Partner who has exercised his Exchange Rights hereunder in exchange for the conveyance to MHI of the applicable Investor Limited Partner's Partnership Interest. In all cases such rights must be free and clear of security interests, claims and encumbrances arising under or through the conveying party. Each Partner acknowledges that there is no guarantee or obligation by MHI hereunder to conduct a public offering at any time and no such guarantee or obligation will arise even if Partners exercise their Exchange Rights following receipt of the Exchange Notice.

Notwithstanding anything above to the contrary, an Investor Limited Partner shall have no rights hereunder if at the time of MHI's public offering, either
(w) MHI no longer owns, directly or indirectly, at least 51% of the Partnership Interests, (x) MHI no longer owns, directly or indirectly, MedCath Incorporated,
(y) the Partnership is not operating the Hospital, or (z) the shareholders of MHI as of the date hereof no longer own fifty-one percent (51%) or more of the outstanding common stock of MHI.


                                   ARTICLE IX

                        RECORDS, ACCOUNTINGS AND REPORTS

         SECTION 9.1       BOOKS OF ACCOUNT.

         At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained true and full financial records and books of account showing all receipts and expenditures, assets and liabilities, income and losses, and all other records necessary for recording the Partnership's business and affairs including those sufficient to record the allocations and distributions required by the provisions of this Agreement.

         SECTION 9.2       ACCESS TO RECORDS.

         The books of account and all documents and other writings of the Partnership, including the Certificate of Limited Partnership and any amendments thereto, shall at all times be kept and maintained by the General Partner or, if required by law, at the registered office of the Partnership. Each Partner or its designated representatives shall, upon reasonable notice to the General Partner, have access to such financial books, records and documents during reasonable business hours and may inspect and make copies of any of them.

         SECTION 9.3       BANK ACCOUNTS AND INVESTMENT OF FUNDS.

                  (a) the General Partner shall open and maintain, on behalf of the Partnership, a bank account or accounts in a federally insured bank or savings institution as it shall determine, in which all monies received by or on behalf of the

         Partnership shall be deposited. All withdrawals from such accounts shall be made upon the signature of such Person or Persons as the General Partner may from time to time designate.

                  (b) Any funds of the Partnership which the General Partner may determine are not currently required for the conduct of the Partnership's business may be deposited with a federally insured bank or savings institution or invested in short-term debt obligations (including obligations of federal or state governments and their agencies, commercial paper, certificates of deposit of commercial banks, savings banks or savings and loan associations) as shall be determined by the General Partner in its sole discretion.

         SECTION 9.4       FISCAL YEAR.

         The Fiscal Year and accounting period of the Partnership shall end on September 30 of each year.

         SECTION 9.5       ACCOUNTING REPORTS.

         As soon as reasonably practicable after the end of each fiscal year but in no event later than 120 days after the end thereof, each Partner shall be furnished an annual accounting showing the financial condition of the Partnership at the end of such fiscal year and the result of its operations for the fiscal year then ended, which annual accounting shall be prepared on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis and shall be delivered to each of the Partners promptly after it has been prepared. It shall include a balance sheet as of the end of such Fiscal Year and statements of income and expense, each Partner's equity, and cash flow for such Fiscal Year. At the General Partner's election the Partnership shall either be audited or such annual accountings shall be either reviewed or compiled by a firm of independent certified public accountants engaged by the General Partner on behalf of the Partnership. The report shall set forth the distributions to the Partners for such Fiscal Year and shall separately identify distributions from (i) operating revenue during such Fiscal Year, (ii) operating revenue from a prior period which had been held as reserves, (iii) proceeds from the sale or refinancing of the Equipment, and
(iv) unexpended proceeds received from the sale of Partnership Interests. Following the opening of the Hospital, the General Partner shall also cause to be prepared and distributed to the Partners quarterly financial statements following the General Partner's public announcement of its results for such quarter in a form and containing such information as reasonably determined by the General Partner.

         SECTION 9.6       TAX RETURNS.

         the General Partner shall cause income tax returns for the Partnership to be prepared, at Partnership expense, and timely filed with the appropriate authorities. As soon as is reasonably practicable, and in any event on or before the expiration of 75 days following the end of each Fiscal Year, each Partner shall be furnished with a statement to be used in the preparation of the Partner's tax returns, showing the amounts of any Profits or Losses allocated to the Partner, and the amount of any distributions made to the Partner, pursuant to this Agreement, along with a reconciliation of the annual report with information furnished to Partners for income tax purposes.


                                    ARTICLE X

                     MEETINGS AND VOTING RIGHTS OF PARTNERS

         SECTION 10.1      MEETINGS.

                  (a) Meetings of the Partners of the Partnership for any purpose may be called by the General Partner, any Investor Representative or by Limited Partners holding in the aggregate ten percent (10%) of the Partnership Interests. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Such meetings shall be held in the Harlingen, Texas area.

                  (b) A notice of any such meeting shall be given by mail, not less than fifteen (15) days nor more than sixty (60) days before the date of the meeting, to each Partner at its address as specified in
         Section 12.7. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of the General Partner or by the Limited Partners, as the case may be. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

                  (c) Each Partner may authorize any Person or Persons to act for the Partner by proxy in all matters in which a Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

         SECTION 10.2      VOTING RIGHTS OF PARTNERS.

                  (a) Each Partner shall take no part in or interfere in any manner with the control, conduct or operation of the Partnership, and shall have no right or authority to act for or bind the Partnership except as provided herein. Votes or decisions, to the extent taken or to be made, of the Partners may be cast at any duly called meeting of the Partnership or in writing within ten (10) days after written request therefor. Each Partner shall be entitled to the number of votes equal to the percentage Partnership Interest of such Partner.

                  (b)      No Partner shall have the right or power to vote to:
         (i) withdraw or reduce the Partner's Capital Contributions except as a result of the dissolution and liquidation of the Partnership or as otherwise provided by law or this Agreement; (ii) bring an action for partition against the Partnership;
         (iii) cause the termination and dissolution of the Partnership by court decree or otherwise, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for its Capital Contributions.


                                   ARTICLE XI

                                   AMENDMENTS

         SECTION 11.1      AUTHORITY TO AMEND BY GENERAL PARTNER.

         Except as otherwise provided by Section 11.2, this Agreement and the Certificate of Limited Partnership of the Partnership may be amended by the General Partner with the approval of the Investor Representatives which approval shall not be unreasonably withheld or delayed:

                  (a) To admit additional Partners or Substitute Partners but only in accordance with and if permitted by the other terms of this Agreement;

                  (b) To preserve the legal status of the Partnership as a limited partnership under the Act or other applicable state or federal laws if such does not change the substance hereof, and the Partnership has obtained the written opinion of its counsel to that effect;

                  (c) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to clarify any provision of this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  (d) To satisfy the requirements of the Code and Regulations with respect to limited partnerships or of any federal or state securities laws or regulations, provided such amendment does not adversely affect the Partnership Interests of Partners and is necessary or appropriate in the written opinion of counsel and any amendment under this subsection (d) shall be effective as of the date of this Agreement;

                  (e) To the extent that it can do so without materially reducing the economic return on investment in the Partnership to any Partner, to satisfy any requirements of federal or state legislation or regulations, court order, or action of any governmental administrative agency with respect the operation or ownership of the Hospital;

                  (f) Subject to the terms of Section 2.5, to extend the term of the Partnership; and

                  (g) Upon written notice to all Partners, the General Partner may elect to create a governing body of up to nine (9) members to serve as the governing body of the Hospital. In such event, the governing body members shall include, in addition to the General Partner or its designee, the president or chief executive officer of the Hospital who shall be designated by the General Partner and three
         (3) additional General Partners elected from time to time by the Investor Limited Partners one of whom must be the medical director of the hospital. The remaining members of the governing body shall be elected from time to time by the General Partner. The General Partner may delegate to such governing body such duties and responsibilities of the General Partner as the General Partner deems necessary or appropriate. Notwithstanding the foregoing, in the event the governing body is so created, the Investor Limited Partners shall continue to have the right to elect Investor Representatives who shall be designated to make decisions which are specifically authorized to be made by the Investor Representatives under this Agreement and the General Partner shall continue to have the right to make decisions with respect to matters which are reserved for the General Partner at the time the number of General Partners is so expanded.

         SECTION 11.2      RESTRICTIONS ON GENERAL PARTNER'S AMENDMENTS:
AMENDMENTS BY LIMITED PARTNERS.

         Except as provided in Section 11.1, amendments to this Agreement shall be made only upon the consent of the General Partner, HPHI and with a Majority Vote of Investor Limited Partners. Except as set forth in this Section 11.2, no amendment shall be made pursuant to Section 11.1 which would materially and adversely affect the federal income tax treatment to be afforded each Partner, materially and adversely affect the Partnership Interests and liabilities of each Partner as provided herein, materially change the purposes of the Partnership, extend or otherwise modify the term of the Partnership, or materially change the method of allocations and distributions as provided in
Article VI and Article VII.

         SECTION 11.3      AMENDMENTS TO CERTIFICATE.

         In making any amendments to this Agreement, there shall be prepared, executed and filed for recording by the General Partner such documents amending the Certificate of Limited Partnership as required under the Act.


                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1      REVOCABLE LIMITED POWER OF ATTORNEY.

         Upon the execution hereof, each Limited Partner hereby revocably constitutes and appoints the General Partner as its true and lawful attorney in the Limited Partner's name and on the Limited Partner's behalf to take at any time all such action which the General Partner is expressly authorized to perform, or which a Limited Partner is expressly required to perform, under this Agreement.

         SECTION 12.2      WAIVER OF PROVISIONS.

         The waiver of compliance at any time with respect to any of the provisions, terms or conditions of this Agreement shall not be considered a waiver of such provision, term or condition itself or of any of the other provisions, terms or conditions hereof.

         SECTION 12.3      INTERPRETATION AND CONSTRUCTION.

         This Agreement contains the entire agreement among the Partners and any modification or amendment hereto must be accomplished in accordance with the provisions of Article XI and Article XII. Where the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural. The headings and captions in this Agreement are inserted for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision thereof. The references to Section and Article in this Agreement are to the Sections and Articles of this Agreement.

         SECTION 12.4      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, exclusive of its conflict of law rules.

         SECTION 12.5      PARTIAL INVALIDITY.

         In the event that any part or provision of this Agreement shall be determined to be invalid or unenforceable, the remaining parts and provisions of said Agreement which can be separated from the invalid or unenforceable provision and shall continue in full force and effect.

         SECTION 12.6      BINDING ON SUCCESSORS.

         The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, distributees, legal representatives, and assigns. However, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

         SECTION 12.7      NOTICES AND DELIVERY.

                  (a) To Partners. Any notice to be given hereunder at any time to any Partner or any document reports or returns required by this Agreement to be delivered to any Partner, may be delivered personally or mailed to such Partner, postage prepaid, addressed to the Partner at such times as the Partner shall by notice to the Partnership have designated as the Partner's address for the mailing of all notices hereunder or, in the absence of such notice, to the address set forth in Article IV hereof. Any notice, or any document, report or return so delivered or mailed shall be deemed to have been given or delivered to such Partner at the time it is mailed, as the case may be.

                  (b) To the Partnership. Any notice to be given to the Partnership hereunder shall be delivered personally or mailed to the Partnership, by certified mail, postage prepaid, addressed to the Partnership at its registered office. Any notice so delivered or mailed shall be deemed to have been given to the Partnership at the time it is delivered or mailed, as the case may be.

         SECTION 12.8      COUNTERPART EXECUTION; FACSIMILE EXECUTION.

         This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. Such executions may be transmitted to the Partnership and/or the other Partners by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         SECTION 12.9      STATUTORY PROVISIONS.

         Any statutory reference in this Agreement shall include a reference to any successor to such statute and/or revision thereof.

         SECTION 12.10     WAIVER OF PARTITION.

         Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party for the purpose of severing its relationship with the Partnership or such party's interest in the assets held by the Partnership from the interests of other Partners until the end of the term of both this Partnership and any successor partnership formed pursuant to the terms hereof.

         SECTION 12.11     CHANGE IN LAW.

         If due to any new law, rule or regulation, or due to an interpretation or enforcement of any existing law, rule or regulation, health care counsel reasonably selected by the General Partner determines in writing that it is reasonably likely that the relationships established between any of the parties to this Agreement including any of their Affiliates and/or successors or assigns will not comply with any law, rule, regulation or interpretation thereof ("Applicable Law"), then the parties hereto hereby agree first, to negotiate in good faith to restructure the relationships established under this Agreement so as to bring them into compliance with such applicable laws while at the same time preserving the material benefits of each of the parties hereto. In the event that a specific proposal for the restructuring of this Agreement is approved by the General Partner and a Majority Vote of Investor Limited Partners, such restructured agreement shall become binding upon all Partners of the Partnership. Second, in the event that within forty-five (45) days following the Partnership's receipt of legal advice in writing from such health care counsel regarding Applicable Law the parties hereto are unable to negotiate an acceptable restructuring of their relationship, then the General Partner shall have the option, within the following forty-five (45) day period, to purchase the Partnership Interests of some or all of the Limited Partners whose ownership is involved with such noncompliance with Applicable Law for a purchase price equal to the greater of:
(a) the Formula Purchase Price or (b) the amount of the Capital Contributions made by each such Partner to the Partnership together with interest thereon computed at the Prime Rate as of the date of this Agreement from the date of such contribution through the date upon which the General Partner pays all amounts due under the terms of this Section 12.11. For these purposes, distributions to the Partners by the Partnership after the effective date of this Agreement (and whether before or after health care counsel determined there was a problem under an Applicable Law or before or after the exercise of the purchase option) shall be treated as payments by the General Partner. Such purchase price shall be paid in accordance with the Payment Method. Third, in the event that the General Partner does not exercise its option to purchase Partnership Interests of a Partner whose ownership causes the Partnership not to be in compliance with Applicable Law, such Partners may elect in writing within the following forty-five (45) day period, to require that the Partnership be dissolved, in which event the Partnership shall be dissolved in accordance with the terms of this Agreement.

         SECTION 12.12     INVESTMENT REPRESENTATIONS OF THE PARTNERS.

                  (a) Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby represents and warrants to the Partnership and to the Partners that such Partner has acquired such Partner's Partnership Interest in the Partnership for investment solely for such Partner's own account with the intention of holding such Partnership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Partnership Interest, including an Economic Interest, and without the financial participation of any other Person in acquiring such Partnership Interest in the Partnership.

                  (b) Each Partner or individual executing this Agreement on behalf of an entity which is a Partner hereby acknowledges that such Partner is aware that such Partner's Partnership Interest in the Partnership has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), (ii) under applicable Texas securities laws, or (iii) under any other state securities laws. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner further understands and acknowledges that his representations and warranties contained in this Section are being relied upon by the Partnership and by the Partners as the basis for the exemption of the Partners' Partnership Interest in the Partnership from the registration requirements of the Federal Act and from the registration requirements of applicable Texas securities laws and all other state securities laws. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner further acknowledges that the Partnership will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Partner's Partnership Interest, including an Economic Interest in the Partnership to any Person unless and until the provisions of this Agreement hereof have been fully satisfied.

                  (c) Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby acknowledges that prior to his execution of this Agreement, such Partner received a copy of this Agreement and that such Partner has examined this Agreement or caused this Agreement to be examined by such Partner's representative or attorney. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby further acknowledges that such Partner or such Partner's representative or attorney is familiar with this Agreement and with the Partnership's business plans. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner acknowledges that such Partner or such Partner's representative or attorney has made such inquiries and requested, received, and reviewed any additional documents necessary for such Partner to make an informed investment decision and that such Partner does not desire any further information or data relating to the Partnership or to the Partners. Each Partner or individual executing this Agreement on behalf of an Entity which is a Partner hereby acknowledges that such Partner understands that the purchase of such Partner's Partnership Interest in the Partnership is a speculative investment involving a high degree of risk and hereby represents that such Partner has a net worth sufficient to bear the economic risk of such Partner's investment in the Partnership and to justify such Partner's investing in a highly speculative venture of this type.

         SECTION 12.13     AUTHORIZATION AND RELEASE OF INVESTOR
REPRESENTATIVES.

         Each of the Investor Limited Partners hereby authorizes the Investor Representatives to make the decisions to be made by the Investor Representatives hereunder and hereby release and hold harmless the Investor Representatives from any and all claims, liabilities, losses or damages which any of them may have now or in the future resulting from any decision made by the Investor Representatives hereunder unless due to the gross negligence or willful misconduct of such Investor Representative.

         SECTION 12.14 REFERRALS TO HOSPITAL AND OWNERSHIP OF SHARES OF COMMON STOCK OF MEDCATH HOLDINGS, INC. AND/OR MEDCATH INCORPORATED.

         Each Limited Partner agrees that if in the reasonable opinion of health care counsel to the General Partner or its Affiliates, referrals of patients to the Hospital by the Limited Partner or ownership of shares of common stock in MedCath Holdings, Inc. and/or MedCath Incorporated by the Limited Partner would cause or constitute a violation of any federal or state law, rule or regulation, then, as applicable,

         (a)      the Limited Partner shall not refer patients to the Hospital;
and

         (b) the Limited Partner shall not acquire, nor continue to own any of shares of common stock of MedCath Holdings, Inc. and/or MedCath Incorporated.

         SECTION 12.15     ACKNOWLEDGMENTS REGARDING LEGAL REPRESENTATION.

         Each of the Partners hereunder acknowledge and agree that Moore & Van Allen, PLLC is counsel for the General Partner and its Affiliates, and may also serve as counsel for the Partnership from time to time. Each of the Partners hereby acknowledges and consents to such representation. Each Partner other than the General Partner further acknowledges and agrees that it shall have no attorney-client relationship with Moore & Van Allen, PLLC as a result of Moore & Van Allen, PLLC's representation of the Partnership from time to time. Each Partner further consents to Moore & Van Allen's representation of the Partnership to the extent such firm is requested to do so by the General Partner.

         SECTION 12.16     EXHIBITS.

         The Exhibits to this Agreement, each of which is incorporated by reference, are:

         EXHIBIT A:              Certificate of Limited Partnership.
         EXHIBIT B:              Information Exhibit.
         EXHIBIT C:              Glossary of Terms.
         EXHIBIT D:              Development Budget Exhibit.
         EXHIBIT E:              Regulatory Allocations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s), to be effective as of the date described in
Article II.


                   [EXECUTIONS APPEAR ON THE FOLLOWING PAGES]

For the purpose of acknowledging and agreeing to be bound by the terms of
Section 5.9 hereof, the undersigned Affiliates of the Partners other than the General Partner and HPHI hereby execute this Limited Partnership Agreement.